Exhibit 10.4

(ENGLISH TRANSLATION)

INVESTMENT AGREEMENT

Party A: Asia Regal Finance Capital Group, Co., Ltd.
Executive Director: Yang, Lin	Signed:
Address: 21st Floor, Room AB, 50 Stanley Street, Hong Kong

Party B: United Digital Home H.K. Group Company Limited
Executive Director or Authorized Representative: Zhou, Mingchun	Signed:
Address: Room 1613 16/F., Tai Yau Building, 181 Johnston Road, Wanchai, Hong Kong

In order to supplement the operational capital of Party B’s subsidiary company Shenzhen Skyrise Technology Co., Ltd. (“Skyrise”), Party B accepts venture capital investment from Party A, and the two parties agreed to the following terms:

1.	Party A invests US $1,000,000 to Party B, in exchange for 12% of Party B’s equity;

2.	Party A’s first round of investment of RMB 3,000,000 was transferred to the account of Party B’s subsidiary company Skyrise on December 19, 2007, which Party B has already verified;

3.	Party A’s remaining investment amount was transferred to the account of Party B’s account in Hong Kong in April 2008, and Party B has confirmed Party A’s equity ownership of Party B in the same month;

4.

After remaining funds of the investment arrives at Party B, Party B shall remit the fund to Skyrise’s Chinese bank account, and complete all processes required for foreign capital merger and acquisition, and this fund shall not be used for any other purposes;

5.	The signing of this agreement nullifies the previously signed investment agreement; the previously signed investment agreement is no longer legally binding;

6.	This agreement has 2 copies, with each party holding 1 copy, enters into effect after executive directors or representatives from both Party A and Party B sign and stamp the agreement.

Party A: Asia Regal Finance Capital Group, Co., Ltd.
Executive Director:	Yang, Lin
Signed and Stamped

Party B: United Digital Home H.K. Group Company Limited
Executive Director or Authorized Representative:	Zhou, Mingchun
Signed and Stamped

September 15, 2009